UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 9, 2016, the Federal Home Loan Bank of Chicago (the “Bank”) announced that James T. Ashworth, Michelle L. Gross, Joseph Fazio III, Mary J. Cahillane, Charles D. Young, and Lois Alison Scott had been elected to the Bank’s Board of Directors (“Board”) and reported this information on the Bank’s Form 8-K filed on November 9, 2016 (“Original 8-K”). At the time of filing the Original 8-K, the committees of the Board to which directors would be named for 2017 had not yet been determined. The Bank is filing this Amendment No. 1 on Form 8-K/A to supplement the Original 8-K to report Board committee assignments for 2017.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

d)     Election of Directors

Board Chairman and Vice Chairman

The Board previously elected William W. Sennholz to serve as Chairman and Michael G. Steelman to serve as Vice Chairman of the Board for 2016-2017.

Board Committee Assignments

On December 15, 2016, the Board approved the following committee assignments for all directors for 2017:

Executive and Governance Committee

Primary Members:

William W. Sennholz, Chairman
Michael G. Steelman, Vice Chairman
Mary J. Cahillane
E. David Locke
Steven F. Rosenbaum

Alternate Members:

James T. Ashworth
Edward P. Brady
David R. Pirsein
John K. Reinke

Affordable Housing Committee

James T. Ashworth, Chairman
Leo J. Ries, Vice Chairman
Edward P. Brady
Mark J. Eppli
Charles D. Young

Audit Committee

Michael G. Steelman, Chairman
John K. Reinke, Vice Chairman
Mary J. Cahillane
Joseph Fazio III
Steven F. Rosenbaum
Lois Alison Scott

Public Policy Committee

Edward P. Brady, Chairman
E. David Locke, Vice Chairman
David R. Pirsein
Steven F. Rosenbaum
Gregory A. White

Human Resources and Compensation Committee

John K. Reinke, Chairman
James T. Ashworth, Vice Chairman
Owen E. Beacom
Michelle L. Gross
Gregory A. White
Charles D. Young

Risk Management Committee

Mary J. Cahillane, Chairman
Mark J. Eppli, Vice Chairman
Michelle L. Gross
Phyllis Lockett
Michael G. Steelman
Lois Alison Scott

Operations and Technology Committee

E. David Locke, Chairman
David R. Pirsein, Vice Chairman
Owen E. Beacom
Joseph Fazio III
Phyllis Lockett
Leo J. Ries

The Chairman of the Board is an ex officio member of all committees of the Board, as a voting member.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN BANK OF CHICAGO

Date: December 19, 2016	By: /s/Laura Turnquest
Laura Turnquest Executive Vice President, General Counsel and Corporate Secretary

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